UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      July 18, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)
3200 N.W. Yeon Ave.
P.O. Box 10047
Portland, OR	97296-0047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2005, at a regularly scheduled meeting of the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”), on the recommendation from the Board’s Compensation Committee, the Board approved the following changes to the compensation of the Company’s non-employee directors:

•	The annual fee received by each non-employee director was increased from $20,000 to $35,000.
•	The annual retainer received by the chairpersons of the Board’s Audit Committee and Compensation Committee was increased from $3,500 to $5,000.
•

Annual grants of restricted Class A common stock will be made to non-employee directors in an amount equal to $87,500 per non-employee director, 20% of which shall vest annually over five years, and the policy relating to annual stock option grants to non-employee directors will be eliminated.

The changes described above are effective as of September 1, 2005. No changes were made with respect to Board meeting fees, Board committee meeting fees and the annual retainer received by the chairperson of the Board’s Nominating and Corporate Governance Committee. In addition to receiving the applicable fees and grants of common stock generally provided to non-employee directors, the Chairman of the Board, Kenneth M. Novack, may receive additional compensation as determined by the Board’s Compensation Committee.

Compensation for the Company’s non-employee directors after giving effect to the changes described above is summarized in Exhibit 10.1 to this Form 8-K. The Company’s directors are reimbursed for expenses incurred attending Board and Board committee meetings.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2005, the Board accepted the resignations from the Board of three Schnitzer family members as one of the steps it has taken to have a majority of its Board be independent directors as defined by NASDAQ rules. Dori Schnitzer, Gary Schnitzer, who will continue as an executive vice president of the Company, and Carol Lewis are the three directors who have resigned. The Company has retained Russell Reynolds Associates to identify and recruit three additional independent directors who will replace the three directors that resigned. The Company expects to complete the steps to have a majority of its Board be independent directors no later than its annual meeting in January of 2006. At that time, its 11-member Board will be composed of six independent directors, the Company’s President and Chief Executive Officer, John D. Carter, and four Schnitzer family members, including the Company’s current Chairman, Mr. Novack.

On July 18, 2005, the Board elected Jill Schnitzer Edelson to fill a vacant seat on the Board. Ms. Edelson will be one of the four Schnitzer family members on the Board following the completion of the changes outlined above. Ms. Edelson graduated from Pomona College and served as a consultant with Booz, Allen & Hamilton before earning a Master’s of Business Administration from the Wharton School at University of Pennsylvania. She was a Business Development

Manager at Salt Lake City-based Sarcos, Inc. and co-chaired the Riverdale School District Foundation’s 2003-2004 Campaign. Ms. Edelson was nominated pursuant to the Charter of the Board’s Nominating and Corporate Governance Committee, which gives the trustees of the Schnitzer family voting trust the right to cause the Board’s Nominating and Corporate Governance Committee to recommend for nomination or election as directors four Schnitzer family members, or other representatives of the Schnitzer family. The Schnitzer family voting trust operates under the 2001 Restated Voting Trust and Buy-Sell Agreement, dated as of March 26, 2001. Although that agreement does not have any requirement for each of the four branches of the Schnitzer family to have a member on the Board, with the addition of Ms. Edelson to the Board, each branch of the Schnitzer family is represented.

A copy of the press release relating to matters discussed in this Item 5.02 is attached hereto as exhibit 99.1.

Forward-looking statements

Certain statements in this Form 8-K are "forward-looking statements" within the meaning of U.S. federal securities laws. The Company intends that these statements be covered by the safe harbors created under these laws. These forward-looking statements include, but are not limited to, statements about the Company’s expectation that it will have a majority of its Board be independent directors no later than its annual meeting in January of 2006. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the information set forth in these forward-looking statements include the ability of the Company to attract independent directors, any unexpected delays in recruiting independent directors and other factors and events, some of which are discussed in the Company’s most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. Many of these factors and events are beyond the Company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which only speak as of the date of this Form 8-K. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

10.1	Non-Employee Director Compensation Schedule.

99.1	Press release of Schnitzer Steel Industries, Inc. issued July 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Date: July 20, 2005	By:	/s/ Kelly E. Lang
Kelly E. Lang
Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Non-Employee Director Compensation Summary.
99.1	Press release of Schnitzer Steel Industries, Inc. issued on July 19, 2005